PS23-113 (Amendment to PS22-016) Amendment Agreement Template v20190325 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT NO. 1 This Amendment Agreement No. 1 to the Change Management Agreement PS22-016 (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a limited liability company incorporated under the laws of Sweden (“Volvo Cars”); and Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Change Management Agreement for [***], PS22-016, dated 31 December 2022 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on 1 January 2023. 2. AMENDMENTS 2.1 The definition of ‘’Change Management’’ in Section 1 in Appendix 2 shall be replaced in its entirety as follows: “Change Management” means changes, maintenance and development of Volvo Technology, PS Unique Volvo Technology, Volvo Supplier License Technology, Common Polestar Technology, Polestar Technology or Polestar Supplier License Technology (including changes, maintenance and development of, and services performed in relation to, manufacturing and engineering, logistics, procurement, current quality, and/or other relevant areas, provided such is necessary for the correct implementation of the changes, maintenance and development of Volvo Technology, PS Unique Technology, Volvo Supplier License Technology, Common Polestar Technology, Polestar Technology or Polestar Supplier License Technology), to be performed [***] in relation to the Polestar PS23-113 (Amendment to PS22-016) Amendment Agreement Template v20190325 Internal Information - Polestar Vehicle. Such changes, maintenance and development consist of Quality Changes and Ratio Changes having an effect on Volvo Technology, PS Unique Volvo Technology, Volvo Supplier License Technology, Common Polestar Technology, Polestar Technology or Polestar Supplier License Technology and by which such changes, maintenance and development results shall become the CM Results. In the case of software, this also captures changes, maintenance and development which are considered to be Functional Growth, but only in so far as they are executed in accordance with the terms of this CM Agreement. 2.2 Appendix 4 to the Agreement (Fee and Payment Terms) shall be replaced in its entirety by a new Appendix 4 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 16 and 17 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: /s/ Helen Hu By: /s/ Jonas Engström Printed Name: Helen Hu Printed Name: Jonas Engström Title: General Counsel Title: Head of Operstions Date: July 3, 2024 Date: July 10, 2024 By: /s/ Johan Ekdahl By: /s/ Anna Rudensjö Printed Name: Johan Ekdahl Printed Name: Anna Rudensjö Title: CFO Title: General Counsel Date: July 4, 2024 Date: July 10, 2024 PS23-113 (Amendment NO 1 to PS22-016) Page 1 / 2 AMENDMENT NO 1 CHANGE MANAGEMENT AGREEMENT, APPENDIX 4 FEE AND PAYMENT TERMS 1. GENERAL This appendix determines the Fee and payment terms for the deliveries under this CM Agreement. 2. DEFINITIONS 2.1 Any capitalized terms used but not specifically defined herein shall have the meanings set out for such terms in this CM Agreement. In addition, the capitalized terms set out below in this Section 2 shall for the purposes of this Appendix 4 have the meanings described herein. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2.2 “Actual Development Cost” means the total actual cost incurred when performing the Change Management activities under this CM Agreement, excluding all cost covered by the PS2 MY Program Agreements, calculated according to what is set forth in Section 3.1 below. 2.3 “Common Current Quality” means the quality activities, such as investigations and root cause analyses and interim containments for end customer quality issues caused by product design related to Common Change Management. The Common Current Quality (CCQ) activities are carried out by the relevant unit/department team within engineering until the root cause analysis phase is ready. No implementation of the Change is handled by Current Quality teams. 2.4 “Unique Current Quality” means the quality activities, such as investigations and root cause analyses and interim containments for end customer quality issues caused by product design related to Unique Change Management. The Current Unique Quality activities are carried out by the relevant unit/department team within engineering until the root cause analysis phase is ready. No implementation of the Change is handled by Current Quality teams. 2.5 [***] 2.6 “Volume Take Rate Software” means the percentage share, calculated according to what is set-forth in Section 4.2.2 or 4.2.3 below, used for the purpose of calculating the Fee for Common Change Management relating to hardware under this CM Agreement. Agreement No.: PS23-113 3. GENERAL 3.1 The Actual Development Cost for the purpose of calculating the Fee under this CM Agreement shall be calculated on a time and material basis applying arm´s length hourly rates using the cost-plus method, i.e. full cost incurred plus an arm´s length mark-up. The hourly rates should be reviewed and updated on an annual basis to be in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties. 4. PRINCIPLES FOR DETERMINING THE FEE 4.1 [***] 5. ACTUAL FEES 5.1 [***] 6. PAYMENT 6.1 The Fee under this CM Agreement is based on the total costs for all Change Management activities performed in accordance with the principles as set out in Section 4 above (i.e. the costs for each executed and approved Change Management is not invoiced separately). 6.2 The Actual Development Cost shall be invoiced on [***] days after receipt of such invoice, provided all necessary permits from authorities, as applicable, has been received. 6.3 All amounts and payments referred to in this CM Agreement shall be paid in SEK. 6.4 The Party issuing the invoice is responsible for charging and declaring sales tax/VAT or other taxes as follow from applicable law. Any applicable sales tax/VAT on the agreed price will be included in the invoices and paid by Polestar. All amounts referred to in this CM Agreement are exclusive of VAT. 6.5 If the Party issuing the invoice is obligated to collect or pay taxes, such taxes shall be invoiced to the other Party, unless the other Party provides a valid tax exemption certificate authorized by the appropriate tax authority. If the Party receiving an invoice is required by law to withhold any taxes from its payments, such Party must provide an official tax receipt or other appropriate documentation to support this withholding. 6.6 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid, and the interest shall be based on [***]. 6.7 Any paid portion of the Fee is non-refundable, with the exceptions set out in this CM Agreement.